Exhibit 99.1
Corporate Property Associates 16 — Global Incorporated
Supplemental Information
As of December 31, 2009
As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 16 - Global Incorporated (“CPA®:16”), its consolidated subsidiaries and predecessors, unless otherwise indicated.
Important Note Regarding Non-GAAP Financial Measures
This supplemental package includes non-GAAP financial measures, including funds from operations - as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Form 10-K for the year ended December 31, 2009. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA16GLOBAL.com

Corporate Property Associates 16 — Global Incorporated
Reconciliation of Net (Loss) Income to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2009	2008	2007	2009	2008	2007
Net (loss) income attributable to CPA®:16 — Global shareholders	$(2,080)	$1,598	$2,501	$(2,540)	$20,247	$34,204
Depreciation, amortization, and other non-cash charges	13,861	11,595	13,357	48,619	49,124	29,709
Straight-line and other rent adjustments	275	(1,202)	(1,136)	1,227	(1,732)	(1,169)
Gain on extinguishment of debt	—	—	—	(8,825)	—	—
Loss (gain) on sale of real estate, net	28	—	—	(7,634)	(136)	—
Impairment charges	10,748	890	—	55,958	890	—
AFFO adjustment to earnings from equity investments	5,681	5,632	8,573	14,105	13,938	15,703
AFFO adjustment to share of earnings of noncontrolling interests	(7,968)	3,054	(8,490)	(20,556)	(6,569)	(8,004)

AFFO	$20,545	$21,567	$14,805	$80,354	$75,762	$70,443

AFFO per share (a)	$0.19	$0.20	$0.17	$0.75	$0.72	$0.76

Weighted average shares outstanding	122,924,636	122,548,847	118,791,645	122,824,957	121,314,180	116,654,112

(a) Numerator for AFFO per share calculation:
AFFO	$20,545	$21,567	$14,805	$80,354	$75,762	$70,443
Add: Issuance of shares to an affiliate in satisfaction of fees due	2,945	3,005	5,075	11,729	12,021	17,973

AFFO numerator in determination of AFFO per share	$23,490	$24,572	$19,880	$92,083	$87,783	$88,416

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO or funds from operations — as adjusted (AFFO) should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity and should be used in conjunction with GAAP net income. FFO or AFFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

Corporate Property Associates 16 — Global Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Years ended December 31,
	2009	2008	2007
Cash flow from operating activities	$119,879	$117,435	$120,985
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	8,645	2,327	7,367
Distributions paid to noncontrolling interests, net (b)	(15,585)	(5,980)	(4,097)
Changes in working capital (c)	1,286	(6,301)	(2,147)

Adjusted cash flow from operating activities	$114,225	$107,481	$122,108

Adjusted cash flow per share	$0.93	$0.89	$1.05

Distributions declared per share	$0.6621	$0.6576	$0.6498

Payout ratio (distributions per share/adjusted cash flow per share)	71%	74%	62%

Weighted average shares outstanding	122,824,957	121,314,180	116,654,112

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the liability was actually incurred. In addition, an adjustment to exclude the impact of escrow funds was introduced in the second quarter of 2009 as more often than not these funds are released to the lender. We believe this adjustment results in a more accurate presentation of this supplemental measure.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

Corporate Property Associates 16 — Global Incorporated
Portfolio Diversification as of December 31, 2009 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

Tenant/Lease Guarantor	Annualized Rent	Percent
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	$14,012	7%
U-Haul Moving Partners, Inc. and Mercury Partners, L.P.	9,996	5%
Telcordia Technologies, Inc.	9,462	5%
Nordic Cold Storage LLC	6,916	4%
Fraikin SAS (a)	6,800	4%
The New York Times Company	6,591	3%
International Aluminum Corp. and United States Aluminum of Canada Ltd.(a)	4,561	2%
Police Prefecture, French Government (a)	4,348	2%
MetokoteCorp.,Metokote Canada Limited and Metokote de Mexico (a)	4,277	2%
Corinthian Colleges, Inc.	4,253	2%

Total	$71,216	36%

Weighted Average Lease Term for Portfolio:	14.7 years

CPA ®:16 - Global Historical Occupancy

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Corporate Property Associates 16 — Global Incorporated
Portfolio Diversification as of December 31, 2009(Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent	Percent
U.S.
East	$41,785	21%
South	30,938	16%
Midwest	23,612	12%
West	22,441	11%

U.S. Total	118,776	60%

International
Germany	32,478	16%
France	14,239	7%
Finland	12,729	6%
United Kingdom	5,049	3%
Poland	4,221	2%
Asia (a)	3,844	2%
Hungary	3,684	2%
Other (b)	3,590	2%

International Total	79,834	40%

Total	$198,610	100%

Portfolio Diversification by Geography

Property Type	Annualized Rent	Percent
Industrial	$79,625	40%
Office	44,470	23%
Warehouse/Distribution	32,355	16%
Retail	23,905	12%
Self-Storage(c)	9,996	5%
Other Properties	8,259	4%

Total	$198,610	100%

Portfolio Diversification by Property Type

(a)	Includes revenue from tenants in Malaysia and Thailand.

(b)	Includes revenue from tenants in Canada, Mexico and Sweden.

(c)	Includes revenue from tenants with the following property types: residential (2%), hospitality (1%), education (0.5%), and land (0.5%).

Corporate Property Associates 16—Global Incorporated
Portfolio Diversificationas of December 31, 2009 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized
Industry Type(a)	Rent	Percent
Retail Trade	$31,077	16%
Automobile	16,610	9%
Chemicals, Plastics, Rubber, and Glass	16,429	8%
Electronics	14,199	7%
Healthcare, Education and Childcare	12,053	6%
Transportation—Cargo	10,322	5%
Telecommunications	10,058	5%
Construction and Building	9,373	5%
Consumer Non-durable Goods	9,255	5%
Media: Printing and Publishing	8,717	4%
Beverages, Food, and Tobacco	8,424	4%
Business and Commercial Services	6,916	3%
Machinery	6,610	3%
Buildings and Real Estate	6,497	3%
Insurance	5,099	3%
Federal, Stateand Local Government	4,348	2%
Textiles, Leather, and Apparel	3,828	2%
Transportation—Personal	3,499	2%
Grocery	3,450	2%
Hotels and Gaming	3,000	2%
Mining, Metals, and Primary Metal Industries	2,541	1%
Other(b)	6,305	3%

Total	$198,610	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.

(b)	Includes revenue from tenants in the following industries: aerospace and defense (1.5%),consumer services (1.2%), and utilities (0.5%).